Exhibit 3.14

CERTIFICATE OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

CSA SERVICES INC.

Charter No. 1250435

CSA Services Inc., a corporation organized and existing under the laws of the State of Ohio (the “Corporation”), does hereby certify as follows:

1. The name of the Corporation is “CSA Services Inc.”

2. The Corporation filed an amended plan of reorganization under chapter 11 of title 11 of the United States Code on March 26, 2010 (the “Plan”), as confirmed on May 12, 2010 by the United States Bankruptcy Court for the District of Delaware. The original Articles of Incorporation were filed with the Secretary of State of the State of Ohio on August 31, 2001.

3. Pursuant to the provisions of Ohio Revised Code Section 1701.72(B), the undersigned Corporation does hereby certify that the text of the Amended and Restated Articles of Incorporation is hereby amended and restated to read as follows:

FIRST: The name of the Corporation shall be CSA Services Inc.

SECOND: The principal office of the Corporation in the State of Ohio is to be located in the City of Bowling Green, County of Wood.

THIRD: The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

FOURTH: The number of shares that the Corporation is authorized to have outstanding is 1,500 shares of Common Stock, without par value. Notwithstanding any other provisions contained herein to the contrary, the Corporation shall not issue nonvoting equity securities. The prohibition on issuance of nonvoting equity securities is included in these Amended and Restated Articles of Incorporation in compliance with Section 1123(a)(6) of the Bankruptcy Code (11 U.S.C. §1123(a)(6)).

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IN WITNESS WHEREOF, CSA Services Inc. has caused these Amended and Restated Articles of Incorporation to be duly executed in its name and on its behalf by its duly authorized officer this 13th day of July, 2010.

CSA Services Inc.

By:	/s/ Timothy W. Hefferon
Name:	Timothy W. Hefferon
Title:	Secretary